EXHIBIT 99.1

American Telecom Services To Launch a
New Pay N’ Talk DECT 6.0 Phone In Approximately 6,000 Retail Outlets of a
Well-Established National Drugstore Chain

New DECT 6.0 handset phone will be prominently featured in multiple national circular inserts to be distributed to millions of homes

Contact: Company Bruce Hahn, CEO (310) 871-9904 (404) 261-7466 Bruce.Hahn@atsphone.com	Investors: Brett Maas Hayden Communications (646) 536-7331 brett@haydenir.com

FOR IMMEDIATE RELEASE

City of Industry, California, July 10, 2007 - American Telecom Services Inc. (AMEX: TES), a provider of converged communications solutions, today announced that a new Pay N’ Talk DECT 6.0 telephone will be shipped to approximately 6,000 new drugstore locations for a summer promotional launch. The well-established drugstore chain has committed to featuring American Telecom Services’ first DECT 6.0 phone in its in-store plannogram and to support multiple print advertisements in their national circular inserts sent to millions of homes, as well as distributed in all stores.

The first phone that the chain will carry and nationally promote is the new RA22304H, an affordable, expandable, DECT 6.0 single handset which is interference free and bundled with 100 free minutes of domestic Pay N’ Talk long distance service. This Pay N’ Talk phone is being nationally promoted with a service activation promotion and a free Visa Gift Card partnered to the purchase of Pay N’ Talk service. These programs are incentives to motivate consumers to activate their Pay N’ Talk long distance service and, thereafter, to periodically recharge their accounts so as to permit their continued use of this service.

Bruce Hahn, American Telecom Services’ Chief Executive Officer, commented, “The strong sell-through of our telephones motivates retailers to expand their relationship with American Telecom Services, by adding our new phone products bundled with aggressive service promotions. American Telecom Services is expanding its distribution channels and building a strong foundation for brand recognition and service usage. Consumers will benefit from the new DECT 6.0 technology, and interference-free voice quality. They will also benefit from the Pay N’ Talk pre-paid long distance program that can reduce long distance costs by up to 60%.”

About American Telecom Services

American Telecom Services, a leader in converged communications solutions, provides consumers with “Good Reasons to Pick-Up the Phone.” American Telecom Services combines state-of-the-art telephones bundled with a variety of pre-paid long distance and Voice over Internet Protocol (VoIP or Internet Phone) calling plans designed to save consumers up to 60% on long distance costs. The Company offers the only home phones bundled with Pay N' Talk prepaid residential long-distance services powered by IDT Telecom (patent-pending) and is the only provider of DigitalClear™ Internet phones that include an adapter and router built right into the base of the phones (patent-pending); Just “Plug In & Save!” The DigitalClear product line offers consumers the opportunity to save up to $500 on their phone services using Internet Phone technology supplied by leading technology providers. Consumers can select phones bundled with SunRocket services, and enjoy SunRocket’s Bottom-Line PricingSM with plans free of hidden charges, tacked-on fees, and other unpleasant surprises that normally show up on phone bills. Consumers can also choose phones bundled with Lingo Internet phone service and enjoy one of the most affordable U.S. Internet phone services. Consumers who do not possess high-speed Internet service at home can purchase the service with the only “ONE Box Solution” offered with all DigitalClear products. American Telecom Service’s products are available nationally at more than 18,000 retail locations. Visit www.atsphone.com for Company and product information.

Safe Harbor Statement

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and some other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statement include, but are not limited to, those risks and uncertainties described in the Company's prospectus dated December 11, 2006 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

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